     As filed with the Securities and Exchange Commission on August 3, 1998
                         Registration No. ____________

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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933

                              --------------------

                             MACROVISION CORPORATION
             [Exact name of Registrant as specified in its charter]

         Delaware                                            77-0156161
(State or other jurisdiction                              (I.R.S. Employer
    of incorporation)                                    Identification No.)

                              --------------------
                               1341 Orleans Drive
                           Sunnyvale, California 94089
                                 (408) 743-8600
          (Address and Telephone Number of Principal Executive Offices)

               Macrovision Corporation 1996 Equity Incentive Plan

                            (Full title of the Plan)

                              --------------------
                                Victor A. Viegas
                             Chief Financial Officer
                             Macrovision Corporation
                               1341 Orleans Drive
                           Sunnyvale, California 94089
                                 (408) 743-8600
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Laird H. Simons III, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

     --------------------------- -------------------------- -------------------------- -------------------------- -----------------
      Title of each class of                                        Proposed               Proposed maximum          Amount of
         securities to be                                    maximum offering price           aggregate             registration
            registered           Amount to be registered           per share                offering price              fee
     --------------------------- -------------------------- -------------------------- -------------------------- -----------------
           Common Stock,               400,000 (1)               $ 24.5625 (2)            $ 9,825,000.00 (2)      $ 2,898.38
         par value $0.001
     --------------------------- -------------------------- -------------------------- -------------------------- -----------------

(1) Additional shares available for grant and not yet subject to outstanding options as of July 31, 1998 under the 1996 Equity Incentive Plan.

(2) Estimated as of July 31, 1998 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

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--------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 400,000 shares of the Registrant's Common Stock covered by the Registrant's 1996 Equity Incentive Plan, as amended through May 18, 1998 (the "Incentive Plan"). The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-23213, previously filed with the Commission on March 13, 1997, with respect to the Incentive Plan are incorporated herein by reference.

Item 3.  Incorporation of Documents By Reference.

         The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997 filed on March 30, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), which Annual Report contains audited financial statements for the year ended December 31, 1997; and

         (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 filed on May 15, 1998 pursuant to Section 13(a) of the Exchange Act, and as amended on June 23, 1998.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on January 22, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date that this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation

Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a proceeding; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (v) the Registrant may not retroactively apply any amendment of the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith if his or her action is based on the records or books of account of the Registrant or on information supplied to him or her by officers of the Registrant in the course of their duties or on the advice of legal counsel for the Registrant or on information or records given or reports made to the Registrant by independent certified public accountants or appraisers or other experts.

         The Registrant enters into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant.

         The indemnification agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any vote of the stockholders or vote of directors or otherwise.

         The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

         As authorized by the Registrant's Bylaws and approved by the Registrant's Board of Directors, the Registrant maintains directors and officers liability insurance.

Item 8.  Exhibits.

         See Exhibit Index on page 7 hereof.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of August, 1998.

                                   MACROVISION CORPORATION

                                  By:

                                        /s/ John O. Ryan
                                        ----------------
                                          John O. Ryan
                                          CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John O. Ryan, William A. Krepick, Richard
S. Matuszak and Victor A. Viegas, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

NAME                                        TITLE                                       DATE
----                                        -----                                       ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ John O. Ryan
--------------------                        Chairman of the Board of Directors,         August 3, 1998
John O. Ryan                                Chief Executive Officer and a Director

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Victor A. Viegas                        Vice President, Finance
-----------------------                     and Administration and                      August 3, 1998
Victor A. Viegas                            Chief Financial Officer

ADDITIONAL DIRECTORS:

/s/ William A. Krepick
-----------------------                     President, Chief Operating                  August 3, 1998
William A. Krepick                          Officer and Director

/s/ Richard S. Matuszak
-----------------------                     Director                                    August 3, 1998
Richard S. Matuszak

/s/ Donna S. Birks
-----------------------                     Director                                    August 3, 1998
Donna S. Birks

/s/ William N. Stirlen
-----------------------                     Director                                    August 3, 1998
William N. Stirlen

/s/ Thomas Wertheimer
-----------------------                     Director                                    August 3, 1998
Thomas Wertheimer

                                  EXHIBIT INDEX






    Exhibit Number                                    Description
    --------------                                    -----------

         4.01           Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to Registrant's Annual Report on Form 10-KSB for
                        the year ending December 31, 1997).

         4.02           Amended and Restated Bylaws (incorporated by reference to Exhibit 3.04 to the Registrant's Registration Statement on Form SB-2 (No. 333-19373) filed with the Commission on March 13, 1997).

         4.03           Registrant's 1996 Equity Incentive Plan and related documents.

         4.04           Registration Rights Agreement dated June 12, 1991 (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form
                        SB-2 (No. 333-19373) filed with the Commission on March 13, 1997).

         5.01           Opinion of Fenwick & West LLP.

        23.01           Consent of Fenwick & West LLP (included in Exhibit 5.1).

        23.02           Consent of KPMG Peat Marwick LLP.

        24.01           Power of Attorney (included on signature page hereto).